Exhibit 10.3

TIAA BANK

301 W. Bay Street

Jacksonville, FL 32202

loanDepot.com, LLC

26642 Towne Centre Drive

Foothill Ranch, California 92610

Re: Eighth Amendment to the Sixth Amended and Restated Loan and Security Agreement (the “Eighth Amendment”).

This Eighth Amendment is made as of the 3rd day of March, 2020 (the “Amendment Effective Date”), to that certain Sixth Amended and Restated Loan and Security Agreement, dated November 28, 2018, as amended (the “Agreement”), by and between loanDepot.com, LLC (“Borrower”) and TIAA, FSB, formerly known as EverBank (“Bank”).

WHEREAS, Borrower requested that Bank amend the Agreement as provided herein; and

WHEREAS, Borrower and Bank have agreed to so amend the Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree to amend the Agreement as follows:

SECTION 1. Amendments.

(a)	Section 1(ccccc) of the Agreement is amended and restated in its entirety as follows:

“(ccccc) “Revolving Loan Period” means the period beginning on the Effective Date and ending on the the Termination Date.”

(b)	Section 1(qqqqq) of the Agreement is amended and restated in its entirety as follows:

“(qqqqq) “Termination Date” means March 3, 2021.”

SECTION 2. Fees. There are no other fees payable in connection with this Eighth Amendment.

SECTION 3. Defined Terms. Any terms capitalized but not otherwise defined herein should have the respective meanings set forth in the Agreement.

SECTION 4. Limited Effect. Except as amended hereby, the Agreement shall continue in full force and effect in accordance with its terms. Reference to this Eighth Amendment need not be made in the Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Agreement, any reference in any of such items to the Agreement being sufficient to refer to the Agreement as amended hereby.

SECTION 5. Representations. In order to induce Bank to execute and deliver this Eighth Amendment, Borrower hereby represents and warranties to Bank that as of the date hereof, except as otherwise expressly waived by Bank in writing, Borrower is in full compliance with all of the terms and conditions of the Facility Documents, including without limitation all of the representations and warranties and all of the affirmative and negative covenants, and no Default or Event of Default has occurred and is continuing under the Agreement.

SECTION 6. Governing Law. This Eighth Amendment and any claim, controversy or dispute arising under or related to or in connection with this Eighth Amendment, the relationship of the parties, and/or the interpretation and enforcement of the rights and duties of the parties will be governed by the laws of the State of New York without regard to any conflicts of law principles other than Sections 5-1401 and 5-1402 of the New York General Obligations Law, which shall govern.

SECTION 7. Counterparts. This Pricing Letter may be executed in one or more counterparts and by different parties hereto on separate counterparts, each of which, when so executed, shall constitute one and the same agreement.

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IN WITNESS WHEREOF, Borrower and Bank have caused their names to be signed hereto by their respective officers thereunto duly authorized, as of the date first above written.

TIAA, FSB, formerly known as EVERBANK, as Buyer and Bank

By:	/s/ Kate Walton
	Name:	Kate Walton
	Title:	Vice President

LOANDEPOT.COM, LLC, as Seller and Borrower

By:
Name:
Title:

Signature Page to the Eighth Amendment– loanDepot.com, LLC